SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Materials Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     (5)  Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:_______________________________________________

     (2)  Form, Schedule or Registration Statement No.:_________________________

     (3)  Filing Party:_________________________________________________________

     (4)  Date Filed:___________________________________________________________

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.

     The undersigned hereby appoints Michael R. Cunningham with full power of substitution, as proxy for the undersigned, to attend the annual meeting of stockholders of Cunningham Graphics International, Inc. (the "Company"), to be held at the law offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, 16th Floor, Newark, New Jersey 07102 on May 11, 1999, at 10:00 a.m. Eastern Daylight Time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1. [ ] For or [ ] Withhold Authority to vote for the following nominees for election as Class A directors: Arnold Spinner, Stanley J. Moss.

     (Instruction: To withhold authority to vote for an individual nominee, write the nominee's name on the line provided below.)

     ---------------------------------------------------------------------------

2.   Approval of the adoption of the Company's Employee Stock Purchase Plan.

     For [ ]       Against [ ]        Abstain [ ]

3. Approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

     For [ ]       Against [ ]        Abstain [ ]

4. The Proxy is authorized to vote in his discretion upon such other matters as may properly come before the meeting.

                                                     (Continued on reverse side)

(Continued from previous page)

     The Proxy will vote as specified herein or, if a choice is not specified, he will vote "For" the nominees listed in Item 1 and "For" the proposals set forth in Items 2 and 3.

     This Proxy is solicited by the Board of Directors of the Company.

                                                  Receipt of the Notice of
                                                  Annual Meeting of
                                                  Stockholders, Proxy Statement
                                                  dated April 7, 1999 and Annual
                                                  Report to Stockholders is
                                                  hereby acknowledged:


                                                  Dated: _________________, 1999

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________
                                                         (Signature)
                                                  (Please sign exactly as your
                                                  name appears hereon,
                                                  indicating, where proper,
                                                  official position or
                                                  representative capacity).

                     Cunningham Graphics International, Inc.
                                629 Grove Street
                          Jersey City, New Jersey 07310


                                  April 7, 1999

Dear Fellow Stockholder:

     On behalf of the Board of Directors of Cunningham Graphics International, Inc. (the "Company"), I cordially invite you to attend the 1999 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held at the law offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, 16th Floor, Newark, New Jersey 07102 on May 11, 1999 at 10:00 a.m. Eastern Daylight Time. The formal notice of the Meeting appears on the next page and directions appear on the back cover. During the Meeting, stockholders who are present will have the opportunity to meet and ask questions of our senior management team.

     We believe that interaction between stockholders and management is important and hope that you will be able to attend the Meeting.

     Whether or not you are able to attend the Meeting, it is important that your views be represented. To be sure that happens, please sign and date the enclosed proxy card and return it in the envelope provided. If you plan to attend the Meeting, please check the appropriate box on the proxy card.

                                            Sincerely,


                                            /s/  Michael R. Cunningham
                                            Michael R. Cunningham
                                            Chairman of the Board, President and
                                              Chief Executive Officer

                     Cunningham Graphics International, Inc.
                                629 Grove Street
                          Jersey City, New Jersey 07310


                    ----------------------------------------
                    Notice of Annual Meeting of Stockholders
                             To Be Held May 11, 1999
                    ----------------------------------------


To Our Stockholders:

     The 1999 Annual Meeting of Stockholders of Cunningham Graphics International, Inc. (the "Company") will be held at the law offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, 16th Floor, Newark, New Jersey 07102, on May 11, 1999 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

     (1) To elect two Class A directors to hold office for a term of three years or until their successors have been duly elected and qualified.

     (2)  To approve the adoption of the Company's Employee Stock Purchase Plan.

     (3) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 22, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

     Stockholders unable to attend the meeting are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States.

                                            By Order of the Board of Directors
                                            TIMOTHY MAYS
                                            Secretary

April 7, 1999
Jersey City, New Jersey

                     Cunningham Graphics International, Inc.
                                629 Grove Street
                          Jersey City, New Jersey 07310

                       ----------------------------------
                       Proxy Statement for Annual Meeting
                       ----------------------------------

     This Proxy Statement is furnished to you by the Board of Directors (the "Board of Directors") of Cunningham Graphics International, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the law offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, 16th Floor, Newark, New Jersey 07102, on May 11, 1999 at 10:00 a.m. Eastern Daylight Time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed to stockholders on or about April 8, 1999. The principal executive offices of the Company are located at the address indicated above.

     Only stockholders of record at the close of business on the record date, March 22, 1999 (the "Record Date"), will be entitled to vote at the Meeting and at all adjournments thereof.

     On March 22, 1999, there were outstanding and entitled to vote 5,703,216 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. A majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. Holders of Common Stock have no cumulative voting rights.

                                VOTING OF PROXIES

     If the proxy is properly signed by you and is not revoked, your shares will be voted at the Meeting as you direct on the proxy, or if no manner is specified with respect to any matter, your shares will be voted by the persons designated to vote the proxy (a) "FOR" the election of each of Arnold Spinner and Stanley
J. Moss as Class A directors of the Company; (b) "FOR" the adoption of the Company's Employee Stock Purchase Plan; (c) "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and (d) in connection with the transaction of such other business as may properly be brought before the Meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors, or the Board of Directors may determine to reduce the size of the Board of Directors.

     You may revoke the proxy at any time prior to the Meeting by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering to the Secretary of the Company a proxy bearing a later date, or by voting in person at the Meeting.

     Directors of the Company will be elected by a majority of the vote of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of, unless otherwise required by the New Jersey Business Corporation Act or the Company's Certificate of Incorporation, any other matter which may be put to a stockholder vote at the Meeting. Votes will NOT be considered cast if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, if directions are given in a written proxy to withhold votes, or if the votes are withheld by a broker. Votes cast, either in person or by proxy, will be tabulated by Continental Stock Transfer & Trust Company, the Company's transfer agent.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information, as of April 1, 1999, with respect to the beneficial ownership of Common Stock of the Company for (i) each person who is known by the Company to beneficially own more than 5% of Common Stock; (ii) each named executive officer listed in the Summary Compensation table below; (iii) each director of the Company; and (iv) all directors and executive officers as a group. The Company has been advised that each stockholder listed below has sole voting and dispositive power with respect to such shares unless otherwise noted in the footnotes following the table.

    Name and Address                                  Amount and Nature          Percent of
  of Benficial Owner(1)                            of Beneficial Ownership        Class(1)
  ---------------------                            -----------------------        --------
Michael R. Cunningham, Chairman of the                   2,032,928(2)               35.6%
Board, President and Chief Executive
Officer

Gordon Mays,                                               228,198(3)                4.0%
Director and Executive Vice President

Timothy Mays,                                              165,803(4)                2.9%
Executive Vice President of Sales
and Secretary

Robert Needle,                                              50,000(5)                  *
Chief Operating Officer

Robert M. Okin,                                             45,000(5)                  *
Senior Vice President and
Chief Financial Officer

Ioannis Lykogiannis,                                        50,000(5)                  *
Senior Vice President, Operations

    Name and Address                                  Amount and Nature          Percent of
  of Benficial Owner(1)                            of Beneficial Ownership        Class(1)
  ---------------------                            -----------------------        --------
James J. Cunningham,                                       147,798(6)(7)             2.6%
Director

Arnold Spinner,                                             15,000(7)                  *
Director

Laurence Gerber,                                            20,000(7)                  *
Director

Stanley J. Moss,                                            16,000(7)                  *
Director

Awad Asset Management, Inc.                                534,885(8)                9.4%
250 Park Ave., 2nd fl.
New York, NY 10177

Putnam Investments, Inc.                                   407,400(9)                7.1%
One Post Office Square
Boston, MA 02109

Hacienda Resources Limited                                 398,216(10)               7.0%
Flat A, 20th floor, Eden Garden
9-11 Lok Fung Path
Shatin, New Territories
Hong Kong

Pilgrim Baxter & Associates, Ltd.                          297,700(11)               5.2%
825 Duportail Road
Wayne, PA 19087

All Directors and Executive Officers                     2,770,727                  46.9%
as a Group (10
persons)(12)

*  Less than 1%

-------------
(1) Unless otherwise indicated, the address of each such person is c/o Cunningham Graphics International, Inc., 629 Grove St., Jersey City, New Jersey 07310. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

(2) Excludes 130,898 shares held by a trust for the benefit of Mr. M. Cunningham's children. The trustee of such trust, James J. Cunningham, the brother of Mr. M. Cunningham, has the sole right to vote and dispose of such shares.

(3) Excludes 9,817 shares held by a trust for the benefit of Gordon Mays' children. The trustee of such trust, William J. Mays, the brother of Mr. G. Mays, has the sole right to vote and dispose of such shares.

(4) Excludes 9,817 shares held by a trust for the benefit of Timothy Mays' children. The trustee of such trust, William Edward Shannon, the brother-in-law of Mr. T. Mays, has the sole right to vote and dispose of such shares.

(5) Represents shares underlying options which have been granted to the designated person, all of which are currently exercisable.

(6) Includes the 130,898 shares referred to in footnote (2). Also includes an aggregate of 400 shares held by trusts for the benefit of James J. Cunningham's children, of which Mr. J. Cunningham serves as trustee and of which he has the sole right to vote and dispose of such shares.

(7) Includes 15,000 shares underlying options which have been granted to the designated person, all of which are currently exercisable.

(8)  The beneficial owner reported this information as of February 16, 1999.

(9) The reported beneficial ownership is directly through Putnam Investments, Inc. ("PI") and indirectly through PI's wholly-owned subsidiaries, Putnam Investment Management, Inc. ("PIM"), and the Putnam Advisory Company, Inc. ("PAC"). PI is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("M&MC"). PI reported that it had shared voting power as to 227,400 shares and shared dispositive power as to 407,400 shares. PIM reported that it had shared dispositive power as to 134,900 shares. PAC reported that it had shared voting power as to 227,400 shares and shared dispositive power as to 272,500 shares. M&MC and PI expressly declared that the filing of the
     Schedule 13G shall not be deemed an admission by either or both of them that they are for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by Schedule 13G, and further stated that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities in this table. The beneficial owner reported this information as of February 4, 1999.

(10) Hacienda Resources Limited, a British Virgin Islands corporation, was formed by Messrs. Lam Hok Ling and Tung Hok Ki to take title to the shares of Common Stock issued by the Company on January 13, 1999 as part of the purchase price for the acquisition of Workable Company Limited, and its affiliated companies, the Company's subsidiary in Hong Kong. To the Company's knowledge, such individuals have shared voting and dispositive power to the 398,216 shares.

(11) The beneficial owner reported this information as of February 8, 1999.

(12) Includes 145,000 and 60,000 shares subject to options which have been granted to officers and directors of the Company, respectively, and which are currently exercisable, and excludes the shares referred to in footnotes
     (3) and (4).


                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation, which became effective on January 12, 1998, requires that the Board of Directors be divided into three classes. In accordance with the Company's Certificate of Incorporation, upon the completion of the Company's initial public offering of Common Stock on April 27, 1998, Class A directors were initially elected for a term that expires as of the 1999 annual meeting of the stockholders of the Company, Class B directors were initially elected for a term that expires as of the 2000 annual meeting of stockholders, and Class C directors were initially elected for a term that expires as of the 2001 annual meeting of stockholders. At each annual meeting, directors will be elected for a term of three years so that the term of office of one class of directors will expire each year.

     Two individuals are being nominated for election at the Meeting to serve as Class A directors for a term of three years or until the election and qualification of their successors.

     The affirmative vote of the holders of a majority of the shares of Common Stock voted in person or by proxy at the Meeting is required for the election of each director. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of Arnold Spinner and Stanley J. Moss. If Messrs. Spinner and Moss become unable to serve or for good cause will not serve, an event that is not anticipated by the Company, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why Messrs. Spinner and Moss may not be able to serve as directors if elected.

     The Board of Directors recommends a vote "FOR" the election of each of the above nominees.

     The name and age of each of the nominees and each of the incumbent directors whose term will continue following the Meeting, their respective positions with the Company and the period during which each such individual has served as a director are set forth below. Additional biographical information concerning each of the nominees and each of the incumbent directors, executive officers and key employees of the Company follows the table.

      Name                    Age        Position with the Company                Held Position Since
      ----                    ---        -------------------------                -------------------
Michael R. Cunningham         39         Chairman of the Board, President and             1998
                                         Chief Executive Officer (Class C)

Gordon Mays                   42         Director and Executive Vice President            1998
                                         (Class C)

Laurence Gerber               42         Director (Class B)                               1998

James J. Cunningham           41         Director (Class B)                               1998

Arnold Spinner                64         Director (Class A)                               1998

Stanley J. Moss               68         Director (Class A)                               1998


                   CERTAIN BIOGRAPHICAL INFORMATION CONCERNING
                   INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

     Michael R. Cunningham, the principal founder of the Company and Cunningham Graphics, Inc., its predecessor and now wholly-owned subsidiary ("CGI"), has been the President and Chief Executive Officer of the Company and CGI since each's inception in 1998 and 1983, respectively. Mr. Cunningham has spent his entire professional career in the printing and document production industry. He also teaches Quality Control at the Center for Graphic Communications Management and Technology of New York University. Mr. Cunningham has a Masters Degree in Graphic Communications, Management and Technology from New York University.

     Gordon Mays has served as a director and Executive Vice President of the Company or CGI since 1991. He is presently responsible for marketing and business development and is also responsible for overseeing the Company's management information services departments, including overseeing cost control measures and governmental compliance. He has spent his entire professional career in the printing and document production industry. From 1977 to 1991, Mr.
G. Mays was employed by Latham Process Corporation where he was responsible for production and sales.

     Laurence Gerber has been a Director of the Company since April 1998. He is Chairman and Chief Executive Officer of Epoch Senior Living, Inc., which he co-founded in late 1997. Prior thereto, since 1991, he was President and Chief Executive Officer of Berkshire Group. From 1991 to 1997, he was also President and Chief Executive Officer of Berkshire Realty Co., Inc. (NYSE). From June 1996 to October 1997, he was a director and member of the executive committee of Harborside Healthcare Corporation (NYSE).

     James J. Cunningham has been a Director of the Company or CGI since 1989. He has been engaged in the private practice of law in San Diego, California since 1987, and specializes in workers compensation and labor and employment law. Mr. Cunningham is the brother of Michael R. Cunningham, the Chairman of the Board, President and Chief Executive Officer of the Company.

     Arnold Spinner, Ph.D, has been a Director of the Company since April 1998. He has been the Director of the Center for Graphic Communications Management and Technology of New York University since 1984. He has held various teaching and administrative positions at New York University since 1965.

     Stanley J. Moss has been a Director of the Company since April 1998. He is a lawyer engaged in the solo practice of law since 1992. From 1992 to 1994, he acted as corporate counsel to Brenner Securities Corporation. Prior thereto, he was of counsel to the law firm Katten, Muchin & Zavis. From 1987 to 1990, he was employed as a Senior Vice President, Secretary and Corporate Counsel by Drexel Burnham Lambert Inc. From 1993 to 1997, he was a trustee of Mid-Atlantic Realty Trust (NYSE), and from 1992 to 1995, he was a director of Ground Round Restaurants, Inc. (NASDAQ NMS).

     Timothy Mays, 40, has served as Executive Vice President of Sales and Secretary of the Company or CGI since 1991. He presently oversees sales to major corporate clients. He has spent his entire professional career in the printing and document production industry. From 1979 to 1991, Mr. T. Mays was employed by Latham Process Corporation where he was engaged in sales. Messrs. T. Mays and G. Mays are first-cousins.

     Robert Needle, 40, joined CGI in 1995 and has served as Chief Operating Officer of the Company since February 1998. Mr. Needle has served in various capacities for the Company or CGI since 1995, including Co-Chief Operating Officer from January 1997 to February 1998. He is responsible for all operations of the Company. He has spent his entire professional career in the printing and document production industry. From 1988 to 1995, Mr. Needle was employed by Goldman, Sachs and Co., first as Art Director of the Graphics Department and then as Manager of Print Operations.

     Robert M. Okin, 53, joined the Company in April 1998 as Senior Vice President and Chief Financial Officer. Mr. Okin has held senior executive positions in the printing industry for 24 years. From June 1997 to April 1998, he had been Vice President and Chief Financial Officer of Applied Printing Technologies, L.P. In 1995, he was employed by The Corporate Printing Company, an international financial printing company, as Executive Vice President and Chief Financial Officer, and remained with its successor, Merrill Corporation, until 1997. From 1993 to 1994, he was Senior Vice President and Chief Financial Officer of The Berkline Corporation. Prior thereto, he held senior financial officer positions with Webcraft Technologies, Inc. and Polychrome Corporation. Mr. Okin is licensed as a certified public accountant in the State of New York.

     Ioannis Lykogiannis, 47, has served as Senior Vice President, Operations of the Company or CGI since 1995. Mr. Lykogiannis has served in various capacities for the Company or CGI since 1991, including Plant Manager from 1991 to 1995. He is responsible for all internal production operations of the Company. From approximately 1984 to 1991, Mr. Lykogiannis was employed by Latham Process Corporation, most recently as a Plant Production Manager.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Based solely on a review of the copies of reports furnished to the Company and written representations from the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's equity securities, the Company believes that, during fiscal year 1998, all filing requirements applicable to its officers, directors and ten percent beneficial owners were met, except that two Form 4s were filed late by Michael R. Cunningham and one Form 4 was filed late by James J. Cunningham.

Meetings of the Board and Committees

     During fiscal year 1998, the Board of Directors held two meetings. Each of the directors attended at least 75% of all meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors of which each respective director was a member during the time he was serving as such during the fiscal year ended December 31, 1998.

     The Board of Directors has created an Audit Committee and a Compensation Committee. Each committee is comprised of Arnold Spinner, Stanley J. Moss and Laurence Gerber. None of the members of the Audit Committee or the Compensation Committee is or has been an officer or employee of the Company.

     The Audit Committee, which held one meeting during fiscal year 1998, periodically reviews the Company's auditing practices and procedures and makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommends independent auditors for the Company to be elected by the stockholders.

     The Compensation Committee, which held one meeting during fiscal year 1998, has responsibility for making recommendations to the Board of Directors concerning the compensation and benefits payable to the Company's executive officers and other senior executives and administers the Company's stock option plan for employees.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

           The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for each of the fiscal years ended December 31, 1998, 1997 and 1996 of those persons who were, at December 31, 1998, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company for the fiscal year ended December 31, 1998 (the "named executive officers"):

                           Summary Compensation Table

                                                               Annual Compensation                 Long Term Compensation
                                                          --------------------------------------------------------------------------
                                                                                            Securities
    Name and Principal                                                                      Underlying               All Other
    Position                                  Year        Salary ($)        Bonus ($)       Options (#)        Compensation ($) (1)
    ------------------                        ----        ----------        ---------       -----------        --------------------
Michael R. Cunningham, Chairman of            1998          240,552          50,000               --                  5,151(2)
the Board, President and Chief                1997          347,798              --               --                     --
Executive Officer                             1996          324,314              --               --                     --

Gordon Mays,                                  1998          176,270          28,250               --                  2,000(3)
Executive Vice President                      1997          170,664          40,775               --                     --
                                              1996          153,448              --               --                     --

Timothy Mays,                                 1998          173,810          20,500               --                 44,704(3)(4)
Executive Vice President of Sales             1997          230,150          36,638               --                     --
                                              1996          221,137              --               --                     --

Robert Needle,                                1998          155,577          28,250           50,000                 82,566(3)(4)(5)
Chief Operating Officer                       1997          159,116          25,000               --                     --
                                              1996          133,251          15,000               --                     --

Ioannis Lykogiannis,                          1998          116,963          12,775           50,000                  1,463(6)
Senior Vice President                         1997          111,690          14,234               --                     --
                                              1996          101,336           1,500               --                     --

--------------
No named executive officer received personal benefits or perquisites during the fiscal year ended December 31, 1998 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(1) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.

(2) Represents (i) matching contributions by the Company under the Company's 401(k) Plan in the amount of $1,541, which are invested in certain mutual funds, and (ii) insurance premiums under a term life insurance plan in the amount of $3,610.

(3) Represents matching contributions by the Company under the Company's 401(k) Plan in the amount of $2,000, which are invested in certain mutual funds.

(4) Includes commissions on sales to specified customers to which Messrs. T. Mays and Needle are entitled under the terms of their respective employment agreements in the amounts of $42,704 and $79,921, respectively.

(5) Represents insurance premiums under a term life insurance plan in the amount of $645.

(6) Represents matching contributions by the Company under the Company's 401(k) Plan, which are invested in certain mutual funds.

Compensation Arrangements

     Michael R. Cunningham, Gordon Mays, Timothy Mays, Robert Needle and Ioannis Lykogiannis entered into employment agreements with the Company which became effective on April 27, 1998, the date of the closing of the Company's initial public offering of Common Stock. Mr. Okin entered into an employment agreement with the Company which became effective on April 6, 1998.

     The agreement with Mr. Cunningham is for a term of three years. He is employed as President and Chief Executive Officer of the Company with general supervisory authority of the business of the Company and its subsidiaries and is charged with the responsibility of preparing and implementing a strategic plan and seeking out and consummating acquisitions, in accordance with the policies set by the Board of Directors. Pursuant to his employment agreement, Mr. Cunningham is paid an annual salary of $250,000, which may be increased from time to time at the discretion of the Board of Directors. He is also entitled to an annual bonus in an amount determined by the Compensation Committee based upon the realization of the Company's goals during such year.

     The agreement with Mr. G. Mays is for a term of three years. He is employed as Executive Vice President of the Company with responsibility for marketing, business development and information systems. Pursuant to his employment agreement, Mr. G. Mays is paid an annual salary of $175,000, which may be increased from time to time at the discretion of the Board of Directors. He is also entitled to an annual bonus in an amount determined by the Compensation Committee based upon the realization of the Company's goals during such year.

     The agreement with Mr. T. Mays is for a term of three years. He is employed as Executive Vice President of Sales of the Company with responsibility for overseeing major corporate accounts and identifying new customers. Pursuant to his employment agreement, Mr. T. Mays is paid an annual salary of $150,000, which may be increased from time to time at the discretion of the Board of Directors. He is also entitled to an annual bonus in an amount determined by the Compensation Committee based upon the realization of the Company's goals during such year and to commissions on net sales to certain customers of the Company.

     The agreement with Mr. Needle is for a term of three years. He is employed as Chief Operating Officer of the Company with responsibility for all manufacturing and customer service operations. Pursuant to his employment agreement, Mr. Needle is paid an annual salary of $155,000, which may be increased from time to time at the discretion of the Board of Directors. He is also entitled to an annual bonus in an amount determined by the Compensation Committee based upon the realization of the Company's goals during such year and to commissions on net sales to certain customers of the Company.

     The agreement with Mr. Okin has a term of one year, which began on April 6, 1998. He is employed as Senior Vice President and Chief Financial Officer of the Company with supervisory authority over the finance, human resources and management information services departments of the Company. Pursuant to his employment agreement, Mr. Okin is paid an annual salary of $145,000, which may be increased from time to time at the discretion of the Board of Directors. He is also entitled to an annual bonus in an amount determined by the Compensation Committee based upon the realization of the Company's goals during such year.

     The agreement with Mr. Lykogiannis is for a term of three years. He is employed as a Senior Vice President, Operations of the Company with responsibility for all internal production operations. Pursuant to his employment agreement, Mr. Lykogiannis is paid an annual salary of $119,000, which may be increased from time to time at the discretion of the Board of Directors.

     The agreements with each of Messrs. Cunningham, G. Mays, T. Mays, Needle and Lykogiannis are automatically extended for additional periods of one year effective on the second anniversary of the commencement date and on each anniversary thereafter (the "Renewal Date") unless the Company gives notice to the contrary at least six months prior to the Renewal Date. The agreement with Mr. Okin is automatically extended for additional periods of one year unless the Company gives notice to the contrary at least three months in advance of the scheduled termination date. Each of these executive officers is entitled to a lump sum payment in the amount of one-half times his then annual salary in the event of a termination without cause, and, except in the case of Mr. Okin, a lump sum payment in the amount of two times his then annual salary in the event of a termination without cause within one year after a "Change of Control." In Mr. Okin's case, the payment under such circumstances increases from one-half of his then annual salary to two times his then annual salary over a period of two years from April 6, 1998. Except in the case of Mr. Okin, each of the foregoing individuals is entitled to a lump sum payment in the amount of two times his then annual salary in the event of a termination of employment by the employee for "Good Reason" as defined under each of the respective employment agreements. Each of the foregoing individuals is also entitled to a comprehensive medical indemnity policy for himself and his family, long-term disability insurance and such other benefits as the Board of Directors shall adopt and approve. Messrs. Cunningham, G. Mays, T. Mays, Okin and Needle also receive a car allowance.

Compensation of Directors

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual retainer or $6,000 and an additional fee of $1,000 for each day's attendance at a Board of Directors meeting and/or committee meeting or $500 for participation in a telephone conference meeting. Under the Company's Directors' Stock Option Plan, each non-employee director has been granted an option to acquire 15,000 shares of Common Stock at a price of $13 per share and automatically receives options to acquire 4,000 shares of Common Stock each year, beginning in 1999. Directors of the Company are reimbursed for out-of-pocket expenses incurred in their capacity as directors of the Company.

                        Option Grants in Last Fiscal Year

     Shown below is information with respect to the options to purchase Common Stock granted to the Chief Executive Officer and the executive officers named in the Summary Compensation Table above, during the fiscal year ended December 31, 1998:

                                                                                                        Potential Realizable
                                                                                                      Value at Assumed Annual
                                                                                                        Rates Of Stock Price
                                                                                                      Appreciation for Option
                                          Individual Grants                                                     Term
------------------------------------------------------------------------------------------------     ---------------------------
                             Number of        Percent of
                             Securities      Total Options
                             Underlying       Granted to
                          Options Granted    Employees in    Exercise Of Base      Expiration
              Name              (#)         Fiscal Year (%)   Price ($/Sh) (1)        Date              5% ($)         10% ($)
              ----              ---         ---------------   ----------------        ----              ------         -------
Michael R. Cunningham              --             --                 --                   --                --              --

Gordon Mays                        --             --                 --                   --                --              --

Timothy Mays                       --             --                 --                   --                --              --

Robert Needle                  50,000           21.8               13.00             4/27/08            32,500          65,000

Ioannis Lykogiannis            50,000           21.8               13.00             4/27/08            32,500          65,000

--------
(1) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.


Option Exercises and Fiscal Year-End Values

           Shown below is information with respect to the exercise of options to purchase Common Stock by the Chief Executive Officer and the executive officers named in the Summary Compensation Table above and unexercised options to purchase shares of Common Stock granted to the Chief Executive Officer and such named executive officers.

       Aggregated Option Exercises in Fiscal Year Ended December 31, 1998
                       and December 31, 1998 Option Value

                                                                      Number of Securities
                                                                     Underlying Unexercised                Value Of Unexercised
                            Shares                                         Options at                      In-The-Money Options
                          Acquired on            Value                 Fiscal Year-End (#)              at Fiscal Year-End ($) (1)
             Name         Exercise (#)       Realized ($)         Exercisable     Unexercisable        Exercisable     Unexercisable
             ----         ------------       ------------         -----------     -------------        -----------     -------------
Michael R. Cunningham           --                  --                  --               --                   --              --

Gordon Mays                     --                  --                  --               --                   --              --

Timothy Mays                    --                  --                  --               --                   --              --

Robert Needle                   --                  --              50,000               --              112,500              --

Ioannis Lykogiannis             --                  --              50,000               --              112,500              --

--------
(1) Based on the difference between the exercise price of the options and the closing price of the Common Stock on The Nasdaq National Market System on December 31, 1998.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Board of Directors makes recommendations concerning the compensation and benefits payable to the Company's executive officers and other senior executives and administers the Company's stock option plan for employees.

     Members of the Compensation Committee during the fiscal year ended December 31, 1998 were Stanley J. Moss, Laurence Gerber and Arnold Spinner. The Compensation Committee met once during the year.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Compensation Committee in determining the compensation of the Company's Chairman, President and Chief Executive Officer and other named executive officers in this Proxy Statement for the fiscal year ended December 31, 1998.

Compensation Philosophy

     The Company's compensation philosophy is to provide executives with annual compensation that rewards individual performance during the year and provides incentives to executives to improve the long-term performance of the Company. In connection with the Company's initial public offering which closed in April 1998, the Company entered into written multi-year employment agreements with its executive officers, the purpose of which is to retain the services of such officers for extended periods. The minimum salary to which each such executive officer is entitled is specified in his respective employment agreement, but the annual bonus for such officers and the awards of stock options, are subject to the approval of the Compensation Committee from time to time. In the case of certain executive officers with sales responsibilities, a portion of their compensation is in the form of commissions on sales to specified customers of the Company. The principal terms of the employment agreements of executive officers are described under the heading "Compensation Arrangements" above.

     Salaries. The base salaries payable to executive officers for the fiscal year ended December 31, 1998 was determined by the Company's President.

     Bonuses. Historically, the amount of bonuses paid to executive officers was at the discretion of the Company's President, without reference to specified criteria. The Compensation Committee decided to continue this practice for the fiscal year ended December 31, 1998 and awarded bonuses for fiscal year 1998 performance based solely upon the recommendation of the Company's President. The Compensation Committee, in consultation with senior management, is in the process of formulating a bonus compensation plan for implementation in fiscal year 1999 which would make individual bonus awards dependent upon both Company financial performance and an individual executive officer's contributions to Company performance.

     Grants of Stock Options. Awards of stock options were made to the non-stockholder executive officers of the Company in connection with the Company's initial public offering at the offering price, in amounts determined by the Company's President, in his discretion. The value received by executive officers from option grants depends completely on increases in the market price of the Company's Common Stock over the option exercise price. Thus, this component of compensation is aligned directly with increases in value to the stockholders of the Company.

Chief Executive Officer Compensation

     Effective upon the termination of CGI's S corporation election and the closing of the Company's initial public offering, under the terms of Mr. Cunningham's written employment agreement, his base salary was set at $250,000 per annum. In consideration of Mr. Cunningham's role in the Company's expansion of its domestic customer base and increase in domestic sales, the completion of the Company's initial public offering and the acquisition of Roda Limited, the Compensation Committee awarded him a bonus of $50,000 for the fiscal year ended December 31, 1998.

                                            THE COMPENSATION COMMITTEE

                                            Laurence Gerber, Chairman
                                            Stanley J. Moss
                                            Arnold Spinner

Stock Option Plans

1998 Stock Option Plan

     In February 1998, the Board of Directors and the then sole stockholder of the Company adopted the 1998 Stock Option Plan ("1998 Plan") and reserved 450,000 shares of Common Stock for issuance thereunder. The 1998 Plan provides for the granting to employees (including employee directors and officers) of options intended to qualify as incentive stock options within the meaning of ss.422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the granting of nonstatutory stock options to employees and consultants. The 1998 Plan is currently administered by the Company's Compensation Committee.

     The 1998 Plan provides for the granting of both Incentive Stock Options ("ISOs") and nonstatutory stock options (a "NSO") and in connection with such options the granting of stock appreciation rights (an "SAR") or additional stock options, known as progressive stock options, in the event the grantee exercises such stock options by surrendering shares of Common Stock of the Company (a "PSO"). NSOs and SARs may be issued to any key employee or officer of the Company or its subsidiaries, or any other person who is an independent contractor, agent or consultant of the Company or its subsidiaries but not any director of the Company who is not an employee of the Company. ISOs may be issued to key employees and officers of the Company and its subsidiaries, but not to an independent contractor, agent or consultant. The Compensation Committee also determines the times at which options will vest and will become exercisable, their transferability and the dates, not more than ten years after the date of grant, on which options will expire. Options have no value unless the price of the Common Stock appreciates after the date of grant and the holder satisfies applicable vesting requirements.

     As of April 1, 1999, options covering an aggregate of 229,750 shares of Common Stock are outstanding under the 1998 Plan. Options covering 186,583 shares will be fully vested as of April 23, 1999.

The Directors' Stock Option Plan

     In February 1998, the Board of Directors and the then sole stockholder of the Company adopted the Directors' Stock Option Plan (the "Directors' Plan") and reserved 150,000 shares of Common Stock for issuance thereunder. Each director of the Company who is not an employee of the Company or any of its subsidiaries (an "Outside Director") is eligible to participate in the Directors' Plan.

     Each Outside Director received, at the time of the closing of the Company's initial public offering of Common Stock, an NSO to acquire 15,000 shares of Common Stock at $13 per share. As of April 1, 1999, options covering an aggregate of 60,000 shares of Common Stock are outstanding under the Directors' Plan. Each year, on the first day of the month following the month in which the annual meeting of stockholders is held, each Outside Director shall automatically receive an NSO for the purchase of 4,000 additional shares of Common Stock at the fair market value on such date. New Outside Directors shall receive an NSO for the purchase of 15,000 shares of Common Stock upon their initial election as directors. All options granted under the Directors' Plan are fully vested six months after the date of grant.

     Options under the Directors' Plan have a term of ten years and are not exercisable until six months following the date of grant. Payment upon exercise may be made only in cash or by check. In the case of a person who ceases to be an Outside Director, the options shall not be exercisable after three years following the date such person ceased to be an Outside Director. In the case of the death of a person holding options under the Directors' Plan, options that have not expired may not be exercised by executors, administrators, heirs or distributees, after the later of (i) the first anniversary of the date of death or (ii) the third anniversary of the date the person ceased to be an Outside Director for a reason other than death.

401(k) Plan

     The Company maintains a salary deferral and savings plan for its employees (the "401(k) Plan") which is qualified under Section 401(k) of the Code. Subject to the limits set forth in the Code, employees who meet certain age and service requirements may participate in the 401(k) Plan by contributing through payroll deductions. The Company, at its discretion, may elect to contribute to the 401(k) Plan in amounts and at times determined by the Board of Directors.

Company Performance

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the Nasdaq Stock Market (U.S.) Index, the S&P Specialty Printing Index and the S&P Services (Commercial and Consumer) Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 at April 22, 1998 and that all dividends, if any, were reinvested.


                                                                                Cumulative Total Return
                                                     -------------------------------------------------------------------------------
                                                     4-22-98  4-98    5-98    6-98    7-98     8-98    9-98   10-98   11-98   12-98
                                                     -------  ----    ----    ----    ----     ----    ----   -----   -----   -----

Cunningham Graphics International, Inc.                100     145     137     133     142      98      94     100     136     117

Nasdaq Stock Market (US)                               100     102      96     103     102      82      93      97     107     120

S & P Specialty Printing                               100     106     108     111     104      89      87     104     106     110

S & P Services (Commercial & Consumer)                 100      97      89      89      80      65      68      72      85      88

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reorganization Prior to Initial Public Offering

     On April 22, 1998, the Company's predecessor and now wholly-owned subsidiary, CGI, reorganized (the "Reorganization") such that all of the stockholders of CGI contributed all of the outstanding shares of common stock of CGI to the Company, in exchange for a total of 2,595,260 shares of Common Stock of the Company and promissory notes (the "Exchange Notes") in the aggregate principal amount of $2.6 million. In the Reorganization, the Company also assumed CGI's obligations under promissory notes in the aggregate principal amount of $2.2 million, representing undistributed S corporation taxable income (the "Distribution Notes"). Collectively the Exchange Notes and Distribution Notes are known as the "Reorganization Notes." Concurrently with the Reorganization, the Company sold 2,530,000 shares of Common Stock in an initial public offering (the "Offering"). The Company used a portion of the proceeds of the Offering to repay the Reorganization Notes. The number of shares of Common Stock, the principal amounts of the Exchange Notes and the principal amounts of the Distribution Notes, received by each stockholder of CGI in the Reorganization, are as follows:

                                                                     Principal of             Principal of
     Stockholder                        Shares of Common Stock      Exchange Notes         Distribution Notes
     -----------                        ----------------------      --------------         ------------------
Michael R. Cunningham                          2,050,727              $2,054,472              $1,738,400

Gordon Mays                                      228,198                 228,615                 193,443

Timothy Mays                                     165,803                 166,106                 140,551

James J. Cunningham, Trustee                     130,898                 131,137                 110,962

William J. Mays, Trustee                           9,817                   9,835                   8,322

William Edward Shannon, Trustee                    9,817                   9,835                   8,322

TOTALS:                                        2,595,260              $2,600,000              $2,200,000

Policy of the Board of Directors

     All ongoing and any future transactions with affiliates of the Company, if any, will be on terms believed by the Company to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of disinterested directors.

              PROPOSAL 2. APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has adopted the Cunningham Graphics International, Inc. Employee Stock Purchase Plan (the "Plan"), subject to approval by the stockholders of the Company. The Plan provides a means for employees of the Company and its domestic subsidiaries to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of the Company's Common Stock.

     Under the Plan, the Company will initially sell shares to participants at a price equal to the lesser of 85% of the fair market value of Common Stock at the beginning of a three-month offering period or 85% of the fair market value of Common Stock on the purchase date after the end of the offering period. The Plan permits the Company to change the manner in which purchases are made so that, instead of the Company selling shares at such a discount, the Company would make a matching contribution equal to 15% of an employee's payroll contribution, which funds would then be used for market purchases of Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Board of Directors believes that the Plan will encourage broader stock ownership by employees of the Company and its domestic subsidiaries and thereby provide an incentive for employees to contribute to the profitability and success of the Company. In particular, the Board of Directors intends that the Plan offer a convenient means for such employees who might not otherwise own Common Stock in the Company to purchase and hold Common Stock, and that the discounted sale and matching contribution features of the Plan provide a meaningful inducement to participate. The Board of Directors believes that employees' continuing economic interest, as stockholders, in the performance and success of the Company will further enhance the entrepreneurial spirit of the Company, which can greatly contribute to the long-term growth and profitability of the Company.

Description of the Plan

     The Plan is set forth in full as Exhibit "A" to this Proxy Statement. The following description of the material features of the Plan is qualified in its entirety by reference to Exhibit "A."

     Under the terms of the Plan, the shares of the Company's Common Stock which are to be purchased by participants may either be purchased directly from the Company or purchased in the market. The maximum number of shares that may be purchased under the Plan from all sources is 300,000, subject to appropriate adjustment in the case of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affecting the Common Stock. Shares purchased from the Company will be either authorized but unissued shares or treasury shares.

     The Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the exclusive discretion and authority to interpret the Plan, construe terms, adopt rules and regulations, prescribe forms, and make all determinations under the Plan, including the determination of whether the Company will sell shares directly to participants at a discount (operating as a "discount plan") or will instead make matching contributions for market purchases (operating as a "matching plan"). Initially, the Plan will operate as a discount plan.

     All full-time employees of the Company and its domestic subsidiaries will be eligible to participate in the Plan beginning six months after commencing employment, excluding any person who normally works less than 20 hours per week or less than 5 months per year, and excluding any other employee who owns five percent or more of the total combined voting power or value of all outstanding shares of all classes of securities of the Company or any subsidiary. Approximately 451 employees of the Company and its domestic subsidiaries currently would be eligible to participate in the Plan.

     An eligible employee may enroll for any three-month offering period, commencing January 1, April 1, July 1 and October 1 of each year, by filing an enrollment form with the Company at least 15 days before the commencement of the offering period. After initial enrollment in the Plan, the employee will be automatically re-enrolled in the Plan for subsequent offering periods unless he or she files a notice of withdrawal before such offering period begins, terminates employment or otherwise becomes ineligible to participate.

     Upon enrollment in the Plan, the employee must elect a rate at which he or she will make payroll contributions for the purchase of Common Stock. An employee generally may elect to make contributions in an amount not less than one percent nor more than ten percent of such employee's regular earnings (or such higher or lower rates as the Board of Directors may specify), although an employee's contributions will be adjusted downward (or refunded) to the extent necessary to ensure that he or she will not purchase during any offering period Common Stock that has a fair market value, as of the beginning of the offering period, in excess of $3,750 (representing an annual limitation of $15,000). All employee contributions will be made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect until modified by the participant, except that an employee may not increase a previously elected contribution rate during a given offering period.

     The contributions of an employee will be credited to an account maintained on behalf of such employee by a financial institution, designated as custodian under the Plan. The Plan provides that purchases of Common Stock are to be made on the fifth business day after the end of each offering period. As described above, for so long as the Plan is operated as a "discount plan," the Company will sell shares directly to the custodian for employees' accounts at a price equal to the lesser of 85% of the fair market value of Common Stock at the beginning of the three-month offering period or 85% of the fair market value of Common Stock on such purchase date. If the Board of Directors designates the Plan as a "matching plan," discounted sales by the Company would be discontinued, but the Company instead would make a matching contribution equal to 15% of an employee's payroll contributions to be used by the custodian to make market purchases of Common Stock at or promptly after such purchase date.

     Pursuant to either of the above methods, shares of the Company's Common Stock will be purchased on a given purchase date in the aggregate for all accounts under the Plan. Shares purchased will be credited to the accounts maintained by the custodian for each participant based upon the average cost of all shares purchased. Interest may be credited on payroll contributions pending investment in Common Stock, subject to the discretion of the Compensation Committee. Dividends paid on Common Stock credited to participants' accounts will be automatically reinvested in additional shares by the custodian, either through purchases in the market or directly from the Company (no matching contributions or discounts will apply to such dividend reinvestment purchases). Participants will have the exclusive right to vote or direct the voting of shares credited to their accounts, and will be permitted to withdraw, transfer, or sell their shares without restriction. Participants' rights under the Plan are nontransferable except pursuant to the laws of descent and distribution.

     A participant's enrollment in the Plan may be terminated at any time, effective for payroll periods or offering periods beginning after the filing of a notice of termination of enrollment. Enrollment will also terminate upon termination of a participant's employment by the Company or a domestic subsidiary or if a participant ceases to meet the eligibility requirements of the Plan. Upon termination of enrollment, uninvested cash amounts resulting from previous payroll contributions will be repaid to the participant. The custodian will continue to hold Common Stock for the account of such a participant until the participant sells or withdraws the Common Stock, but in no event more than one year after the participant ceases to be employed by the Company and its subsidiaries. A participant may also reduce or eliminate future contributions for future payroll periods without thereby terminating enrollment. In such case, previous payroll contributions held in the participant's cash account will be used for the purchase of Common Stock at the next purchase date.

     To the extent not paid by the Company, costs and expenses incurred in the administration of the Plan and maintenance of accounts, and brokerage fees and commissions for purchases will be paid from participant accounts. The Company will not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees by the custodian for withdrawals of share certificates and other specified services. The custodian will be responsible for furnishing account statements to participants.

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan without further stockholder approval, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of any automated quotation system (such as the Nasdaq National Market System) or securities exchange on which the Common Stock is then quoted or listed, or if such stockholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility. The Plan will continue until terminated by action of the Board of Directors, although as noted above the number of shares authorized under the Plan is limited.

Federal Income Tax Consequences

     The Company believes that under present law the following federal income tax consequences would generally result under the Plan. Rights to purchase shares under the Plan are intended to constitute "options" issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code:

          (1) The participant is not taxed on the value of the option when it is granted or when the participant purchases shares under an option (although the amount of a participant's payroll contributions under the Plan will be taxable as ordinary income to the participant).

          (2) If the participant sells his or her shares in less than two years after the first day of the offering period during which he or she purchased the shares, the fair market value of the shares on the date of purchase less the amount the participant paid for the shares will be taxable as ordinary income to the participant.

          (3) If the participant holds the shares for at least two years after the first day of the offering period during which he or she purchased the shares, then the taxable amount of ordinary income to the participant will be the lesser of:

               (i) the fair market value of the shares on the first day of the offering period less the amount the participant paid for the shares, and

               (ii) the fair market value of the shares on the date of sale less the amount the participant paid for the shares.

          (4) In addition, the participant will recognize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the Common Stock and the participant's basis in the Common Stock. A participant's basis in the Common Stock is equal to the purchase price plus the amount, if any, taxed to the participant as ordinary income.

          (5) If a participant holds the shares for at least two years, as described in (3) above, the Company is not entitled to a federal income tax deduction for any discount in the sale price of Common Stock or matching contribution applicable to such participant. If a participant sells his or her shares in less than two years, as described in (2) above, the Company generally should be entitled to a deduction in an amount equal to the amount taxed to the participant as ordinary income.

     The foregoing provides only a general description of the application of federal income tax laws to the Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, in person or by proxy, and entitled to vote at the Meeting is required for the approval of the Plan.

     The Board of Directors recommends a vote "FOR" approval of the Company's Employee Stock Purchase Plan.

PROPOSAL 3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Company, subject to stockholder ratification, has selected Ernst & Young LLP to serve as its independent auditors for the fiscal year ending December 31, 1999. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Company may reconsider its selection.

     A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of the appointment of auditors.

     The Board of Directors recommends a vote "FOR" ratification and approval of the appointment of Ernst & Young LLP as independent auditors of the Company.

Stockholder Proposals For Next Annual Meeting

     Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its offices at 629 Grove Street, Jersey City, New Jersey 07310, on or before December 9, 1999 for consideration for inclusion in the proxy material for such annual meeting of stockholders.

Expenses Of Solicitation

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy material to beneficial owners and obtaining proxies of such owners.

Other Matters

     The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed proxy card will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

     Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

                                            By Order of the Board of Directors



                                            Michael R. Cunningham
                                            Chairman of the Board, President
                                              and Chief Executive Officer

Dated: April 7, 1999

                                    EXHIBIT A

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1.   Purpose.

     The purpose of this Employee Stock Purchase Plan (the "Plan") of Cunningham Graphics International, Inc. (the "Company") is to encourage stock ownership by employees of the Company and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan, which is intended to qualify as an "employee stock purchase plan" meeting the requirements of Section 423 of the Code, is for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

2.   Definitions.

     For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Cash Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of holding each contributions pending investment in Stock.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code will be deemed to include successor provisions thereto and regulations thereunder.

     (d) "Custodian" means the broker-dealer, bank or other financial institution, including any successor appointed by the Board to act as custodian under the Plan.

     (e) "Discount Plan" means the Plan for any Offering Period for which the Plan has been designated a Discount Plan in accordance with Section 3(c).

     (f) "Earnings" means that portion of a Participant's salary or wages, and commissions, which is received by a Participant from the Company and its Subsidiaries for services rendered during a specified pay period.

     (g)  "Enrollment Date" means the first business day of each Offering
          Period.

     (h) "Fair Market Value" means the closing sale price of Stock reported in the table entitled "NASDAQ National Market Issues" or any successor table in The Wall Street Journal (or, if Stock is then principally traded on a national securities exchange, in the table reporting composite transactions for such exchange) for such date or, if no shares of Stock were traded on that date, on the next preceding day on which there was such a trade.

     (i) "Matching Plan" means the Plan for any Offering Period for which the Plan has been designated a Matching Plan in accordance with Section 3(c).

     (j) "Offering Period" means the three-month period beginning on January 1, April 1, July 1, or October 1 of each year, with the first Offering Period to begin July 1, 1999 or October 1, 1999 (as designated by the Board).

     (k) "Participant" means an employee of the Company or a Subsidiary who is participating in the Plan.

     (l) "Purchase Date" means the fifth business day after the end of each Offering Period.

     (m) "Purchase Right" means a Participant's option to purchase shares which is deemed to be outstanding during an Offering Period. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

     (n) "Stock" means the Common Stock, no par value per share, of the Company, and such other securities as may be substituted or resubstituted for Stock under Section 4.

     (o) "Stock Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired upon investment under the Plan.

     (p) "Subsidiary" means any business entity (other than the Company), which is organized under the laws of any of the fifty (50) States of the United States or the District of Columbia, in an unbroken chain of business entities beginning with the Company if each of the business entities (other than the last corporation in the unbroken chain ) owns stock or ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or ownership interests in one of the other business entities in the chain.

3.   Administration.

     (a)  Board Administration.

          The Plan will be administered by the Board; provided, however, that the Board may delegate any administrative duties and authority (other than authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references herein to the Board will be deemed to mean the committee or administrator to which such duties and authority have been delegated). The Board or its delegatee will have the exclusive discretion and authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including factual determinations and determinations relating to eligibility). Any determination hereunder shall be final and binding on all parties. No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

     (b)  The Custodian.

          The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for Participants, Cash and Stock Accounts and any other subaccounts as may be necessary or desirable for the administration of the Plan.

     (c)  Designation of Plan As Matching Plan or Discount Plan.

          The Plan will be a Discount Plan for the initial Offering Period after the effective date of the Plan. With respect to subsequent Offering Periods, the Board may designate the Plan as either a Matching Plan or a Discount Plan for any Offering Period that has not yet commenced; provided, however, that, in the absence of any such designation by the Board for a particular Offering Period, the Plan will continue to operate as the same type of Plan most recently designated in this

          Section 3(c) or by the Board. Any change in the type of Plan under this Section 3(c) must be communicated to Participants and eligible employees at least thirty (30) days in advance of the first Offering Period for which the change will be effective.

     (d)  Waivers.

          The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

     (e)  Other Administrative Provisions.

          The Company and each Subsidiary will furnish information from its records as directed by the Board, and such records, including as to a Participant's Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Rights outstanding during any given Offering Period.

4.   Stock Subject to Plan.

     Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be three hundred thousand (300,000). Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

5.   Enrollment and Contributions.

     (a)  Eligibility.

          A full or part-time employee of the Company or a Subsidiary may be enrolled in the Plan for any Offering Period if such employee was continuously so employed during the six (6) months preceding the Enrollment Date, unless one of the following applies to the employee:

          (i) Such person's customary employment is twenty (20) hours or less per week;

          (ii) Such person's customary employment is for not more than five (5) months in any calendar year;

         (iii) Such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary; or

          (iv) Such person is no longer employed by the Company or a Subsidiary.

          The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms.

     (b)  Initial Enrollment.

          An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Enrollment Date) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company's Human Resources Department a properly completed enrollment form, including thereon the employee's election as to the rate of payroll contributions for the Offering Period. To be effective for any Offering Period, such enrollment form must be filed at least fifteen (15) days before the Enrollment Date for the Offering Period.

     (c)  Automatic Reenrollment for Subsequent Offering Periods.

          A Participant whose enrollment in and payroll contributions under the Plan continues throughout an Offering Period will automatically be reenrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the Enrollment Date for the next Offering Period in accordance with Section 7(a) or (ii) on such Enrollment Date he or she is ineligible to participate under Section 5(a). The initial rate of payroll contributions for a Participant who is automatically reenrolled for an Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form at least fifteen (15) days before the Enrollment Date for the Offering Period designating a different rate of payroll contributions.

     (d)  Payroll Contributions.

          A Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form filed nearest to, but not later than, fifteen (15) days before the Enrollment Date for the Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent nor more than ten percent of the Participant's Earnings for each payroll period, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate, subject to
          Section 8(c) hereof. The foregoing and any election of a Participant notwithstanding, a Participant's rate of payroll contributions will be adjusted downward by the Company at any time or from time to time as necessary to ensure that the limit on the amount of Stock purchased with respect to an Offering Period set forth in Section 6(a)(iii) or
          Section 4 is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for future Offering Periods by filing a new enrollment form at least fifteen (15) days before the Enrollment Date for the Offering Period designating a different rate of payroll contributions. In addition, a Participant may elect to decrease or discontinue payroll contributions during an Offering Period by filing a new enrollment form, such change to be effective for any payroll period beginning at least fifteen (15) days after such filing.

     (e)  Crediting Participant Payroll Contributions to Cash Accounts.

          All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Custodian on behalf of the Participant. The Custodian will credit payroll contributions upon receipt by the Custodian from the Company of information, in such form as may be specified by the Custodian, identifying the amount of payroll contribution to be deposited for each Participant. The Company will deposit with the Custodian an amount equal to the aggregate payroll contributions for the Offering Period (not otherwise repaid to Participants under Section 7(b)) on or before the Purchase Date for such Offering Period.

     (f)  Crediting Company Matching Allocations to Cash Accounts.

          On or before the Purchase Date for an Offering Period for which the Plan is a Matching Plan, the Company will allocate to each Cash Account an amount equal to fifteen percent (15%) of the amount credited to such Cash Account during such Offering Period as payroll contributions and then remaining in such Account to be applied to the purchase of Stock upon exercise of the Purchase Right for such Offering Period. Such allocation by the Company will be rounded to the nearest whole cent ($.01).

     (g)  Interest on Cash Accounts.

          Cash Accounts may or may not bear interest pending investment in Stock subject to the exclusive discretion of the Board or its delegatee; provided, however, that if any Cash Account is credited with interest during an Offering Period, all Cash Accounts must be credited with interest during the Offering Period.

6.   Purchases of Stock.

     (a)  Purchase Rights.

          Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

          (i) The purchase prices at which Stock will be purchased under a Purchase Right will be as specified in Section 6(c).

          (ii) Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for an Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(c) with the aggregate amount credited to the Participant's Cash Account as of the Purchase Date (including, for any Offering Period for which the Plan is a Matching Plan, amounts credited as a result of the Company's matching allocation under Section 5(f)).

         (iii) The number of shares of Stock subject to a Participant's
               Purchase Right for any Offering Period will not exceed the number derived by dividing three thousand seven hundred fifty dollars ($3,750) by one hundred percent (100%) of the Fair Market Value of one share of Stock on the Enrollment Date for the Offering Period.

          (iv) The Purchase Right will be automatically exercised on the Purchase Date for the Offering Period.

          (v) Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).

          (vi) The Purchase Right will expire on the earlier of the Purchase Date for the Offering Period or the date on which the Participant's enrollment in the Plan terminates.

     (b)  Purchase of Stock.

          At or as promptly as practicable after the Purchase Date for an Offering Period, amounts credited to each Participant's Cash Account as of such Purchase Date (including, for any Offering Period for which the Plan is a Matching Plan, amounts credited as a result of the Company's matching allocation under Section 5(f)) will be applied by the Custodian to the purchase of shares of Stock, in accordance with the terms of the Plan. For any Offering Period for which the Plan is a Matching Plan, shares of Stock will be purchased by the Custodian in transactions on the

          NASDAQ National Market System, any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions. For any Offering Period for which the Plan is a Discount Plan, shares of Stock will be purchased by the Custodian from the Company. Shares sold by the Company may be authorized but unissued shares or treasury shares, as permitted under Section 4 hereof. The Custodian will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares so purchased will be allocated to each Participant's Stock Account in proportion to the cash amounts withdrawn from such Participant's Cash Account. Upon completion of purchases in respect of a Purchase Date (which will be completed in not more than thirty (30) days after the Purchase Date), all shares of Stock so purchased for a Participant will be credited to the Participant's Stock Account.

     (c)  Purchase Price.

          The purchase price of each share of Stock purchased in respect of a Purchase Date will be determined as follows:

          (i) For any Offering Period for which the Plan is a Matching Plan, the purchase price of each share will equal one hundred percent (100%) of the average cost of all shares of Stock acquired in respect of such Purchase Date.

          (ii) For any Offering Period for which the Plan is a Discount Plan, the purchase price of each share will equal eighty-five percent (85%) of the lesser of (A) the Fair Market Value of a share of Stock on the Enrollment Date or (B) the Fair Market Value of a share of Stock on the Purchase Date.

     (d)  Dividend Reinvestment; Other Distributions.

          Cash dividends on any Stock credited to a Participant's Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Stock credited to Participants' Stock Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchases of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than thirty (30) days) after a dividend payment date. The Custodian will make such purchases, as directed by the Board, either (i) in transactions on the NASDAQ National Market System, any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions or (ii) directly from the Company at one hundred percent (100%) of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant's Stock Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Stock credited to a Participant's Stock Account, the Custodian will, if reasonably practicable and at the direction of the Board, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Common Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

     (e)  Voting Rights.

          Each Participant will be entitled to vote the number of shares of Stock credited to his or her Stock Account (including any fractional shares credited to such account) on any matter as to which the approval of the Company's shareholders is sought. If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Stock Account, such shares will not be voted. Similar procedures will apply in the case of any consent solicitation of Company shareholders.

     (f)  Withdrawals and Transfers.

          Shares of Stock may be withdrawn from a Participant's Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant's Stock Account by means of a transfer to another broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a) hereof.

     (g)  Excess Account Balances.

          If any amounts remain in a Cash Account following a Purchase Date as a result of the limitation set forth in Section 6(a)(iii), such amounts which resulted from payroll contributions will be returned to the Participant by the Custodian as promptly as practicable, and such amounts which resulted from matching allocations by the Company will be returned to the Company by the Custodian as promptly as practicable.

7.   Termination and Distributions.

     (a)  Termination of Enrollment.

          A Participant's enrollment in the Plan will terminate upon the earliest of:

          (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed;

          (ii) such time as the Participant becomes ineligible to participate under Section 5(a) of the Plan;

         (iii) the termination of the Participant's employment by the Company and its Subsidiaries; or

          (iv) the termination of the Plan.

               An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Enrollment Date that is at least ninety (90) days after such termination of enrollment if he or she satisfies the eligibility requirements of Section 5(a) as of such Enrollment Date. A Participant's election to discontinue payroll contributions will not constitute a termination of enrollment.

     (b)  Distributions.

          As soon as practicable after a Participant's enrollment in the Plan terminates, amounts in the Participant's Cash Account which resulted from payroll contributions will be repaid to the Participant and amounts in the Participant's Cash Account which resulted from matching allocations by the Company will be repaid to the Company. (If amounts credited to the Participant's Cash Account have not yet been deposited by the Company with the Custodian, the Company rather than the Custodian will make the repayment to the Participant). The Custodian will continue to maintain the Participant's Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant's termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

8.   General.

     (a)  Costs.

          To the extent provided in this Section 8(a), costs and expenses incurred in the administration of the Plan and maintenance of Cash Accounts will be paid from Cash Accounts, to the extent that they are not paid by the Company. Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid from Cash Accounts, to the extent not paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant's Cash Account or by direct payment by the Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(f)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

     (b)  Statements to Participants.

          The Custodian will reflect payroll contributions, matching allocations (if any), purchases, sales, and withdrawals and transfers of shares of Common Stock and other Plan transactions by appropriate adjustments to the Participant's Accounts. The Custodian will, not less frequently than annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Accounts and the date thereof, the number of shares of Stock purchased or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant's Stock Account (computed to at least three decimal places), and other information.

     (c)  Compliance with Section 423.

          It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

9.   General Provisions.

     (a)  Compliance With Legal and Other Requirements.

          The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

     (b)  Limits on Encumbering Rights.

          No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant's lifetime only by the Participant.

     (c)  No Right to Continued Employment.

          Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment at any time.

     (d)  Taxes.

          The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

     (e)  Changes to the Plan.

          The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; in the event of such termination of any Purchase Right prior to its exercise, all amounts contributed to the Plan which remain in a Participant's Cash Account will be returned to the Participant (without interest) as promptly as practicable.

     (f)  No Rights to Participate; No Shareholder Rights.

          No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant's Stock Account).

     (g)  Fractional Shares.

          Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant's Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

     (h)  Nonexclusivity of the Plan.

          Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (i)  Plan Year.

          The Plan will operate on a plan year which begins on the first day of the first Offering Period and ends December 31, 1999, and thereafter coincides with the calendar year.

     (j)  Governing Law.

          The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k)  Effective Date.

          The Plan will become effective at such time as the Plan has been approved by shareholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code.

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                 GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE
                           A PROFESSIONAL CORPORATION


                           DIRECTIONS TO LEGAL CENTER
                                   16TH FLOOR


FROM PENN STATION, NEWARK

An above ground walkway connects the Legal Center to Penn Station. Take escalator in front of McDonald's to upper level. Take walkway heading towards Gateway Center. To enter Legal Center, bear right halfway through Gateway Center walkway to The Legal Center walkway, which brings you into The Legal Center Lobby.


FROM NORTH JERSEY OR NEW YORK

Take New Jersey Turnpike to Exit 15E. Follow signs for Newark, and get onto Raymond Boulevard (west). Take Raymond Boulevard 3 miles, and go under the railroad tracks. The Legal Center will be on your right. To park, turn right just prior to the building, follow signs to parking garage. Ask attendant where Gibbons, Del Deo's visitor parking is located.


FROM SOUTH JERSEY

Take Garden State Parkway North to New Jersey Turnpike North to Exit 13A. After toll, bear left onto Rt. 1 & 9 North -- stay to the left onto Rt. 21 North (Newark). Take Rt. 21 over the viaduct onto McCarter Highway, go about 2 miles (pass Gateway Center building on right). Staying on McCarter Highway, cross Raymond Blvd. intersection and bear right to pass in front of Don Pepe's Restaurant. At end of street turn right onto service road and enter the building's parking garage. Ask attendant where Gibbons, Del Deo's visitor parking is located.


FROM WEST JERSEY

Take Route 22 East to Route 21 (McCarter Highway). Take 21 North over viaduct onto McCarter Highway, go about 2 miles (pass Gateway Center building on right)
 . Staying on McCarter Highway, cross Raymond Blvd. intersection and bear right to pass in front of Don Pepe's Restaurant. At end of street turn right onto service road and enter the building's parking garage. Ask attendant where Gibbons, Del Deo's visitor parking is located.


FROM 78 EAST

Follow signs (1&9) & (21) Newark. Take route 21 North-- over viaduct onto McCarter Highway, go about 2 miles (pass Gateway Center building on right) . Staying on McCarter Highway, cross Raymond Blvd. intersection and bear right to pass in front of Don Pepe's Restaurant. At end of street turn right onto service road and enter the building's parking garage. Ask attendant where Gibbons, Del Deo's visitor parking is located.


FROM 280 EAST

Take 280E to Exit 15 (Route 21 South - Downtown). At bottom of ramp (traffic light) turn right onto Route 21 South (McCarter Highway). Follow Rt. 21 to Raymond Blvd and make a left at the light, the Legal Center will be on your left and the Gateway Hilton will be on your right. Make a left at the first light into the parking garage under building. Ask attendant where Gibbons, Del Deo's visitor parking is located.


                              ONE RIVERFRONT PLAZA
                          NEWARK NEW JERSEY 07102-5497
                                 (973) 596-4500
                            TELECOPIER (973) 596-0545

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